UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2007
Date of Report (Date of earliest event reported)

ITONIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52201	20-3885298
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Klimentska 10, 110 00 Praque 1, Czech Republic	0000
(Address of principal executive offices)	(Zip Code)

++420 296 578 180
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 22, 2007, the Company engaged Moores Rowland Audit s.r.o. (“Moores Rowland”) as its principal independent accountants. The Company has subsequently determined to engage Danziger Hochman Partners LLP (“DHP”) as its principal independent accountant. The Company will continue the engagement of Moores Rowland for the purpose of auditing the financial statements of the Company’s subsidiary, ITonis CZ s.r.o., a Czech Republic corporation (“ITonis CZ”). On February 9, 2007, the Company entered into an engagement letter with DHP with respect to the engagement of DHP as the Company’s principal independent accountants for the purpose of auditing the Company’s financial statements for fiscal year ended November 30, 2006. Moores Rowland have resigned as independent auditor concurrently on February 9, 2007. The decision to engage DHP as principal independent accountant was approved by the Company’s board of directors.

Moores Rowland has not issued any audit report on the financial statements of the Company. During the period from the engagement of Moores Rowland as principal independent auditor on January 22, 2007 to February 9, 2007, there were no disagreements between the Company and Moores Rowland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Moores Rowland would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

The Company has provided Moores Rowland with a copy of the foregoing disclosures and has requested in writing that Moores Rowland furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has yet to receive the requested letter from Moores Rowland. The Company will file a copy of the letter upon receipt by an amendment to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITONIS INC.

/s/ Nicolas Lavaud

Date: February 15, 2007	By:
Nicolas Lavaud

President and Chief Executive Officer